                 RIGHT OF FIRST OFFER TO LEASE AND RIGHT OF FIRST
                            REFUSAL TO PURCHASE
                      AND TERMINATION OF OPTION AGREEMENT


          This Agreement is entered into as of September 30, 1997 by and between John Hancock Mutual Life Insurance Company, on behalf of itself and its affiliated entities (the "Owner"), and R.H. Phillips, Inc. ("R.H. Phillips") with respect to the following facts:

The Owner and R.H. Phillips are parties to a certain sale and leaseback transaction pursuant to which R.H.
Phillips sold to the Owner, and a lessee of the Owner leased back to R.H. Phillips, certain real estate located in the County of Yolo, State of California which is more particularly described in Exhibit A to this Agreement (the "Property"). In connection with that transaction, the Owner granted to R.H. Phillips an option to repurchase that Property at the end of the term of the agreement under which R.H. Phillips leases the Property (the "Agricultural Sublease") at a price and under terms and conditions set forth in an Option Agreement, dated May 6, 1997 (the "Option
Agreement").

The parties now wish to terminate the Option
Agreement and R.H. Phillips' option to repurchase the Property and, in place of that option, provide R.H.
Phillips with a right of first refusal to repurchase and a right of first offer to re-lease the Property upon the terms and conditions contained in this Agreement.

          IN VIEW OF THE FOREGOING FACTS, and in exchange for the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties hereby agree as follows:

1. Termination of Option Agreement. In exchange for the receipt of the Right of First Offer to Lease and Right of First Refusal to Purchase described herein, R.H. Phillips hereby remises, releases and quitclaims to the Owner all right, title and interest R.H. Phillips may have in the Property by virtue of the Option Agreement and acknowledges that the Option Agreement is of no further force or effect.

2.        Rights of First Offer and Refusal.  The Owner hereby grants to
R.H. Phillips, and R.H. Phillips hereby accepts, the right of first offer to re-lease the Property ("Right of First Offer") and the right of first refusal to purchase the Property ("Right of First Refusal") under the circumstances and subject to compliance with all of the conditions set forth below (the Right of First Offer and Right of First Refusal are hereafter referred to collectively as the "First Rights"):

          a. Offer to Sell. If the Owner receives a bona fide good faith offer from any person (other than an Affiliate [as defined below]) pursuant to which the Owner proposes to sell, assign or transfer all or a portion of the Property, or any interest therein (other than to an Affiliate), which offer the Owner intends to accept (the "Purchase
Offer"), the Owner shall first offer to sell, assign or transfer the Property (or that portion thereof or interest therein specified in the Purchase
Offer) to R.H. Phillips under the same terms and conditions as contained in the Purchase Offer, subject to the terms of Sections 5, 6 and 10 and in accordance with the procedures set forth in Section 3.

          b. Offer to Lease. If the Owner proposes to lease the Property or any portion thereof prior to the expiration of the right to re-lease as set forth in Section 5 or the termination of the First Rights pursuant to
Section 6, the Owner shall first compile the material terms upon which Owner proposes such sale or transfer ("Lease Offer") and shall offer to re-lease the Property (or that portion thereof specified in the Lease Offer), to R.H. Phillips under the same terms and conditions as contained in the Lease Offer. If the proposed lease described in the Lease Offer is to be structured as a sublease of the Property, the Owner shall cause the sublessor to offer to re-lease the Property to R.H. Phillips in the manner described in this Agreement. The obligations under this Section are limited by the terms of Section 10.

          c. Definitions of Affiliate and Control. "Affiliate" shall mean any person or entity: (i) which owns beneficially, directly or indirectly, a controlling ownership interest in the Owner; (ii) of which the Owner holds beneficially, directly or indirectly, ownership interests sufficient to control such entity; (iii) which controls, is controlled by or is under common control with the Owner; (iv) which is a successor to the Owner by merger; or (v) which succeeds to the rights of the Owner by operation of law or in connection with the sale by the Owner of substantially all of its assets. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

3. Procedures. The First Rights shall be exercised in accordance with the following procedures:

          a. Notices. When the Owner determines that it wishes (a) to accept a Purchase Offer or (b) propose a Lease Offer, the Owner shall
(a) in the case of a Purchase Offer, deliver a notice to R.H. Phillips setting forth the material terms and conditions of that offer as well as any agreements or letters of intent stating the terms and conditions of that offer (the "Purchase Offer Notice") and (b) in the case of a Lease Offer, deliver a notice to R.H. Phillips setting forth the Lease Offer (the "Lease Offer Notice"). The term "Offer Notice" shall be used in this Agreement to subsume both the Purchase Offer Notice and the Lease
Offer Notice, if the context of the provision applies equally to notices of the Right of First Refusal and the Right of First Offer.

          If R.H. Phillips wishes to purchase or re-lease the Property (as the case may be) under the terms set forth in the Offer Notice, R.H. Phillips shall deliver a notice of acceptance of that offer (an
"Acceptance Notice") to the Owner no later than 7 days after the date the Offer Notice was delivered to R.H. Phillips.

          b. Date and Manner of Purchase. If R.H. Phillips delivers an Acceptance Notice to the Owner, the purchase of the Property or the commencement of the lease shall then take place in accordance with terms and conditions set forth in the Offer Notice, except that regardless of any due diligence periods, contingencies or representations and warranties in the Offer Notice (including without limitation due diligence periods, contingencies or representations and warranties for financing, environmental matters, the state of title and survey, the condition of the site, soil and water or financial status), R.H. Phillips shall have no right to receive the benefit of such due diligence periods, contingencies or representations and warranties. The foregoing sentence notwithstanding, nothing in this Section 3b shall limit the obligation of the Owner to deliver title to the Property to R.H. Phillips in accordance with Section 8 of this Agreement.

          Upon delivery of a timely Acceptance Notice, such sale or lease shall proceed without such due diligence periods, contingencies or representations and warranties as if they had not appeared in the Offer Notice. The closing of the purchase and sale of the Property, or the commencement of the lease, shall take place at such date and time as the parties mutually agree or, if the parties do not agree upon a date or time, upon the later of: (i) thirty (30) days following the date the Acceptance Notice was delivered to the Owner; or (ii) the date for the closing of the transaction as set forth in the Offer Notice. In the event of a sale or lease to R.H. Phillips, Owner shall deliver the Property in the condition and as provided in Section 8. In the case of a sale of the Property to R.H. Phillips, R.H. Phillips and Owner shall enter into a purchase and sale agreement substantially in the form of the agreement attached hereto as Exhibit B within fourteen (14) days of the Acceptance Notice. In the case of a re-lease of the Property to R.H. Phillips, R.H. Phillips and Owner shall enter into a lease or sublease agreement substantially in the form of the Agricultural Sublease within fourteen (14) days of the Acceptance Notice.

          c. Failure to Accept Offer, New Offer. If R.H. Phillips chooses not to purchase or re-lease the Property in accordance with the Offer Notice, or does not deliver an Acceptance Notice in a timely manner to the Owner, the Owner may proceed to sell or offer and re-lease the Property to a third party in accordance with the applicable Purchase
Offer or Lease Offer. If the terms and conditions under which the Owner intends to sell or re-lease the Property change in a manner which
(a) reduces the purchase price as stated in the Offer Notice by more than five percent (5%) or the annual rent as set forth in the Offer Notice by more than five percent (5%) or (b) is materially more favorable to the proposed purchaser or lessee of the Property that change will be deemed to be a new offer requiring Owner to reoffer the Property to R.H. Phillips in accordance with this Agreement. If the Owner wishes to accept that new Purchase Offer or Lease Offer, the Owner must again offer to sell or re-lease the Property to R.H. Phillips under that new Purchase Offer or Lease Offer in the manner described in this Section 3.

4. Effect of Failure to Exercise. Except as expressly provided herein, the sale, assignment or transfer of the Property by the Owner shall not cause a termination of the First Rights. If the Owner sells, assigns or transfers the Property, the person purchasing the Property shall assume all of the Owner's obligations under this Agreement, regardless of the fact that R.H. Phillips may not have exercised its rights to purchase the Property in connection with that sale. The First Rights shall be deemed covenant which run with the Property and any purchaser of the Property shall have the rights of and be subject to the obligations of the Owner under this Agreement.

5. Duration. The First Rights shall remain in full force and effect for the following period:

          a. Duration of Right of First Refusal. Subject to earlier termination pursuant to Section 6 of this Agreement and the terms of
Section 10, the Right of First Refusal to purchase the Property shall remain in effect with respect to all Purchase Offers (other than those made to an Affiliate) made on or prior to December 31, 2012, after which date the Right of First Refusal to purchase the Property shall expire.

          b. Duration of Right of First Offer. Subject to earlier termination pursuant to Section 6 and the terms of Section 10, the Right of First Offer shall apply with respect to any Lease Offer (other than to an Affiliate) made on or prior to December 31, 2015; after which date the Right of First Offer to re-lease the Property shall expire; provided, however, that the Right of First Offer to re-lease shall not apply if the Agricultural Sublease is terminated or expires and Owner operates the Property itself or through an Affiliate.

6. Termination of First Rights. The First Rights upon both sale and re-lease will terminate immediately upon the occurrence of any of the following events, regardless of whether the applicable periods described in Section 5 have expired:

          a. If the Agricultural Sublease, as it may be amended from time to time, or any successor agreement concerning the lease and operation of the Property between R.H. Phillips and the lessor of the Property at that time, has been terminated by the lessor due to a breach of such agreement by R.H. Phillips, which breach has not been cured by R.H. Phillips within the time specified in the Agricultural Sublease;

          b. If R.H. Phillips commits a material breach of this Agreement, which breach has not been cured within applicable cure periods, if any, including without limitation failure to purchase or re-lease the Property as provided herein upon delivery of an Acceptance Notice to Owner; or

          c. Upon the sale, assignment or transfer of any of the First Rights by R.H. Phillips in violation of this Agreement.

7. No Default. R.H. Phillips may only exercise the First Rights if it is not in default of any obligation under the Agricultural Sublease, or any successor agreement, as of the date that R.H. Phillips is required to deliver the Acceptance Notice to the Owner or as of the date that R.H. Phillips is to purchase or re-lease the Property.

8. No Liens or Encumbrances. As of the date that R.H. Phillips is to purchase or re-lease the Property, the Owner shall convey the Property free and clear of all liens and encumbrances with the exception of: (i) liens and encumbrances set forth in the policy of title insurance issued to the Owner at the time the Property was conveyed to the Owner by R.H. Phillips in connection with the sale and leaseback transaction; (ii) liens and encumbrances resulting from actions or omissions of R.H. Phillips in the operation of the Property; (iii) liens and encumbrances resulting from the failure of R.H. Phillips to pay property taxes in accordance with the Agricultural Sublease or from other violations of the Agricultural Sublease by R.H. Phillips; (iv) easements, covenants and encumbrances of a non-monetary nature created in good faith by the Owner which do not materially and adversely impair R.H. Phillips intended use of the Property; and (v) such liens and encumbrances consented to by R.H. Phillips in writing.

9. Assignment by R.H. Phillips. R.H. Phillips may not sell, assign or otherwise transfer any of the First Rights without the prior written consent of the Owner, which consent may be withheld in the Owner's sole discretion. R.H. Phillips may not hypothecate, pledge or encumber the any of the First Rights without the prior written consent of the Owner, which consent shall not be unreasonably withheld. Nothing in this Section 9 shall prohibit any transfer of rights by operation of law or in connection with the sale by R.H. Phillips of substantially all of its assets, provided that the transferee, by operation of law or by express agreement, assumes all of the liabilities and obligations of R.H. Phillips under this Agreement and the Agricultural Sublease.

10.       Transfers Not Included.

          a. Transfers to Affiliated Entities. For the purpose of this Agreement, the First Rights shall not apply to any sale, transfer or assignment of the Property to an Affiliate.

          b. Lease to Management Company. The Right of First Offer shall not apply to a lease of the Property by the Owner if the lessee (including without limitation Farmland Management Services, its successor and assigns) is to act solely as the Owner's representative in
(a) operating the Property or (b) supervising the performance of a sublessee in the operation and management of the Property.

11. Exercise at Discretion of R.H. Phillips. R.H. Phillips shall have the sole and exclusive right to determine whether to exercise the First Rights. Nothing in this Agreement shall limit in any way the right of R.H. Phillips to make the decision as to whether it will or will not exercise the First Rights in its sole discretion. However, if R.H. Phillips does submit an Acceptance Notice to the Owner, R.H. Phillips will be legally obligated to purchase or re-lease the Property in accordance with and subject to the provisions of the Purchase Offer or Lease Offer.

12. Recordation of Memorandum of Agreement. Upon the execution of this Agreement, the parties shall execute, acknowledge and cause to be recorded in the Official Records of Yolo County a Memorandum of Agreement, substantially in the form of Exhibit C to this Agreement, sufficient to give notice of the First Rights, the term of the First Rights and the rights of R.H. Phillips and Owner hereunder.
Upon expiration or termination of the First Rights, R.H. Phillips shall execute, acknowledge and deliver to the Owner, no later than three days after the termination or expiration of the First Rights, a quitclaim deed or other reasonable documentation in recordable form to verify the termination or expiration of the First Rights.

13. Notices. All notices under this Agreement shall be in writing and delivered personally, by nationally recognized overnight courier service (delivery charges paid by sender) or by first class mail, postage prepaid, to the following addresses:

If to the Owner:                                  If to R.H. Phillips

Hancock Agricultural Investment Group             R.H. Phillips, Inc.
99 High Street, 26th Floor                        26836 County Road 12A
Boston, MA 02110                                  Esparto, California 95627
Attention:  Managing Director                     Attention:  Chief Financial
                                                              Officer

With a copy to:

Farmland Management Services
138 Regis Street, Suite A
Turlock, CA 95382
Attention:  President

          For the purposes of this Agreement, notices will be deemed delivered upon receipt if delivered personally, on the next business day following deposit with an overnight courier if delivered by overnight courier or on the third business day following deposit with the U.S. Postal Service if sent via first class mail.

14. Successors and Assigns. This Agreement shall inure to and be binding upon the successors and permitted assigns of the parties hereto.

15. Effective Date. This Agreement shall be deemed effective as of September 30, 1997.

16. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that state's conflicts of laws principles. This Agreement, together with the Agricultural Sublease, the Real Estate Purchase
Contract and all attachments and exhibits hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, whether oral or written, of the parties pertaining to that subject matter. Specifically and without limiting the foregoing, this Agreement supersedes and amends in its entirety the Option Agreement and a Memorandum of Option Agreement which R.H. Phillips filed with the Yolo County Recorder with respect to that Option. Time is of the essence under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JOHN HANCOCK MUTUAL LIFE                     R.H. PHILLIPS, INC.
INSURANCE COMPANY
By:  Hancock Natural Resource Group, Inc.



By://s//Julie A. Koeninger                 By://s//Mike Motroni

Title Portfolio Manager                    Title CHIEF FINANCIAL OFFICER
      -----------------                          -----------------------

AGYP4.DOC

                               EXHIBIT "A"
                               DESCRIPTION
Page 1                                                  Order No. 1007484  DS

A PORTION OF THE NORTH HALF OF SECTION 17 AND A PORTION OF THE N.W. 1/4
OF
SECTION 16, ALL IN T. 11 N., R. 1 WEST M.D.B. &M., YOLO COUNTY CALIFORNIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 2" DIA, BOILER TUBE MONUMENT, MARKING THE NORTHWEST
CORNER OF
SAID SECTION 17, AS SAID MONUMENT IS SHOWN ON THAT CERTAIN MAP FILED
FOR
RECORD IN BOOK 12 OF MAPS AND SURVEY AT PAGES 99 AND 100, YOLO
COUNTY
RECORDS, AND THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTH
LINE OF
SAID SECTION 17, S. 89 24' 14" E. 2689.90 FEET; THENCE S. 89 18'03" E.
2689.89 FEET TO THE NORTHEAST CORNER OF SAID SECTION 17, THENCE, ALONG
THE NORTH LINE OF SAID SECTION 16, S. 89 57' 23" E. 1823.02 FEET; THENCE LEAVING SAID SECTION LINE, S. 00 58'43" EAST 2656.24 FEET TO THE SOUTH
LINE OF SAID N.W. 1/4 OF SECTION 16, SAID POINT ALSO BEING THE CENTERLINE
OF COUNTY ROAD 12-A; THENCE ALONG THE SOUTH LINE OF SAID N.W. 1/4, N.
89 59'38" W. 1823.02 FEET TO THE SOUTHWEST CORNER OF SAID N.W. 1/4
OF SECTION 16; THENCE N. 00 58'41" W. 83.70 FEET TO A POINT IN THE
CENTERLINE
OF SAID COUNTY ROAD 12-A; THENCE FOLLOWING THE CENTERLINE OF SAID
COUNTY
ROAD 12-A, THE FOLLOWING COURSES AND DISTANCES; N. 75 15'01" W. 1008.10
FEET;
N. 84 20'18" W. 446.03 FEET; n 81 15'21" W. 1430.41 FEET; N. 76 57'56" W.
615.55 FEET TO A TANGENT POINT; THENCE ALONG A CURVE TO THE LEFT
HAVING
A CENTRAL ANGLE OF 75 08'09", A RADIUS OF 97.63 FEET, AND SUBTENDED BY
A CHORD BEARING S. 65 27'59" W. 119.06 FEET TO A POINT INTERSECTING THE CENTERLINE OF OAT CREEK; THENCE UPSTREAM ALONG THE CENTERLINE OF
SAID
OAK CREEK THE FOLLOWING CORSES AND DISTANCES: S. 81 51'25" WEST. 538.48 FEET; N. 54 14'49" W. 183.11 FEET; S. 79 54'52" W. 156.86 FEET; N. 41 59'42"
W. 153.61 FEET; N. 56 18'12" W. 278.32 FEET; N. 28 24'06" W. 146.31 FEET;
N. 65 07'25" W. 258.99 FEET; S. 63 29'42" W. 158.62 FEET; N. 70 25'01"
W. 129.03; S. 88 42'53" W. 89.69 FEET AND N 79 59'59" W. 15.99 FEET TO A
POINT ON THE WEST LINE OF SAID SECTION 17; THENCE ALONG SAID WEST LINE;
N. 01 26'41" W. 1544.43 FEET TO THE POINT OF BEGINNING AS SET FORTH
AND DESCRIBED AS PARCEL 5 IN THAT CERTAIN CERTIFICATE OF COMPLIANCE
RECORDED MAY 2, 1997 SERIES NO. 97-0010480 OFFICIAL RECORDS.

A PORTION OF THE FOLLOWING ASSESSOR'S PARCEL NOS.:
54-110-01; 54-120-02; 54-120-03

                    EXHIBIT B

RIGHT OF FIRST OFFER TO LEASE AND RIGHT OF FIRST
           REFUSAL TO PURCHASE
   AND TERMINATION OF OPTION AGREEMENT

            PURCHASE AGREEMENT

               REAL ESTATE


          This Purchase Agreement, dated _____________, < >, is entered into by and between R.H. Phillips, Inc. (the "Purchaser") and __________________ (the "Seller") with respect to the following facts.

The Seller is the owner of certain real property, including certain improvements and equipment located on that real property, located in the County of Yolo, State of California and which is more particularly described in Exhibit A to this Agreement (the "Property"). The Purchaser and the
Seller are parties to a Right of First Offer to Lease and Right of First Refusal to Purchase and Termination of Option Agreement, dated as of September 30, 1997, (the "First Rights
Agreement") pursuant to which the Purchaser has a right of first refusal to purchase the Property from the Seller. The Purchaser has occupied and managed, and continues to occupy and manage, the Property pursuant to the terms of an Agricultural
Sublease, dated January 24, 1997 (the "Agricultural
Sublease").

The Purchaser has delivered notice to the Seller that it is exercising its right of first refusal to purchase the Property, and the Seller will sell the Property to the Purchaser, subject to the terms and conditions set forth below.


IN VIEW OF THE FOREGOING FACTS, the parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall buy from the Seller, all right, title and interest of the Seller in and to the Property upon the payment by the Purchaser to the Seller of $____________ (the "Purchase Price"). For the purposes of this
Agreement, the consummation of the conveyance of the Property to the Purchaser, the payment of the Purchase Price to the Seller and the completion of the other transactions described in this Agreement shall be called the "Closing".

2. Creation of Escrow. Within three business days of the execution and delivery of this Agreement by the parties to each other, the parties shall establish an escrow for the purposes of consummating the purchase and sale of the Property with ________________ (the "Escrow Holder").
The parties agree to execute and deliver to the Escrow Holder such additional agreements, instructions and documents which the Escrow
Holder shall reasonably request as a condition to establishing the escrow and allowing the Escrow Holder to perform its duties hereunder.

3. Deposit. Upon the opening of escrow, the Purchaser shall deposit with the Escrow Holder an amount in cash equal to 10% of the Purchase Price (the "Deposit"). If the Closing does not take place on or prior to the Closing Date (as specified in Section 11), other than due to the breach of this Agreement by the Purchaser, the Deposit (plus any interest thereon) shall be returned to the Purchaser less any charges assessed by the Escrow Holder for the performance of its services. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 4, IF THE PURCHASE
AND SALE OF THE PROPERTY DOES NOT OCCUR FOR ANY
REASON OTHER THAN THE BREACH OF THIS AGREEMENT BY
THE SELLER, THE ESCROW HOLDER SHALL PAY THE DEPOSIT
AND ANY INTEREST THEREON TO THE SELLER.  IT IS
UNDERSTOOD AND AGREED THAT IT WOULD OTHERWISE BE
IMPOSSIBLE OR IMPRACTICAL TO MEASURE THE ACTUAL
DAMAGES CAUSED TO OR SUFFERED BY THE SELLER DUE TO
THE FAILURE OF THE PURCHASE AND SALE OF THE PROPERTY
TO OCCUR AND THAT THE FOREGOING AMOUNT IS
REASONABLE AS AN ESTIMATE OF THE DAMAGES THE
SELLER WOULD LIKELY SUFFER AS A RESULT THEREOF.  BY
SEPARATELY INITIALING BELOW, THE PARTIES HEREBY
ACKNOWLEDGE THEIR AGREEMENT TO THIS PROVISION
CONCERNING LIQUIDATED DAMAGES.
(PURCHASER:___________) (SELLER:___________).

4. Condition of Title -- Inspection. The Seller shall convey full title to the Property, free and clear of all liens, encumbrances and other rights of others, other than: (i) liens and encumbrances set forth in the policy of title insurance issued to the Seller at the time the Property was conveyed to the Seller or the Seller's agent by the Purchaser in 1997; (ii) liens and encumbrances resulting from actions or omissions of the Purchaser in the operation of the Property; (iii) liens and encumbrances resulting from the failure of the Purchaser to pay property taxes in accordance with the Agricultural Sublease from other violations of the Agricultural Sublease;
(iv) easements, covenants and encumbrances of a non-monetary nature created in good faith by the Seller which do not materially and adversely impair the Purchaser's intended use of the Property; and (v) such liens and encumbrances consented to by the Purchaser in writing (the
"Permitted Exceptions"). The Purchaser shall have a period of 15 days following the establishment of escrow to examine the title to the Property and to notify the Seller of any liens, encumbrances or other defects in title other than the Permitted Exceptions which the Purchaser determines are unacceptable. Any exceptions to title not objected to during such period shall be deemed to be Permitted Exceptions. The Seller shall have a period of 30 days after receipt of such notice from the Purchaser within which to cure any such defects. If the Seller does not do so within that period, or notifies the Purchaser that it will not do so, the Purchaser may elect in its sole discretion: (i) not to purchase the Property and have the Deposit returned to it, in which event this Agreement shall be terminated without liability to either party; or (ii) to proceed with the Closing without having the Seller cure such defects. If the Purchaser decides to proceed with the Closing, any defect to which Purchaser objects and which results from a monetary obligation will be paid out of the proceeds from the purchase of the Property.

5. Title Insurance. At the Closing and as a condition to the Purchaser's obligation to purchase the Property, the Escrow Holder shall commit to issue a CLTA Owner's Policy of Title Insurance, with liability in the amount of the Purchase Price, showing title to the Property vested in the Purchaser upon the Closing, subject only to the Permitted Exceptions
(the "Title Insurance Policy").

6. Condition of Property. The Purchaser agrees that it has inspected and is thoroughly familiar with the Property and is acquiring the Property in its "as is" condition. The Purchaser understands and agrees that the Seller makes no representations or warranties of any kind with respect to the condition of the Property or its fitness, suitability or acceptability for any particular use or purpose; and the Seller shall not be liable for any latent or patent defects therein. The Seller shall have no obligation to repair or make improvements to the condition of the Property prior to the Closing. The Purchaser hereby releases the Seller and its agents, representatives and employees form any and all claims the Purchaser may discover that relate to the Agricultural Sublease or to the physical condition of the Property at any time, before or after the Closing, including without limitation, the presence of any hazardous substance and/or environmental defect.

7. Termination of Lease. The Agricultural Sublease will remain in full force and effect until the Closing, at which time it will terminate. If the Closing occurs prior to the expiration of the Agricultural Sublease, the Purchaser shall make a final prorated rental payment to the lessor under that lease no later than 10 days following the Closing.

8. Brokers. Each party represents to the other that it has not retained the services of a real estate broker, agent or finder in connection with the purchase and sale of the Property other than _____________, who has been retained by the _______________. If either party has retained a broker, agent or finder to whom a commission or finder's fee is owing, the party through whom such broker, agent or finder makes such claim shall be responsible for the payment in full of that commission or fee and shall indemnify and hold the other party and the Property harmless from all costs, claims, liabilities and damages incurred by the other party as a result of that claim.

9. Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser as follows:

            a. The Seller has the power and authority to sell, convey and transfer the Property to the Purchaser in accordance with this Agreement.

            b. The Seller's execution and full performance of this Agreement will not violate any agreement, option, covenant, condition, obligation or undertaking of the Seller nor will it violate any law or order of any court or administrative body.

            c. The Seller is not a "foreign person" as defined in Section 1445(f) of the Internal Revenue Code of 1986 or any successor provision of federal income taxation law currently in effect.

10. Representations of Purchaser. The Purchaser represents and warrants to the Seller as follows:

            a. The Purchaser has the power and authority to purchase the Property in accordance with this Agreement.

            b. The Purchaser's execution and full performance of this Agreement will not violate any agreement, option, covenant, condition, obligation or undertaking of the Purchaser, nor will it violate any law or order of any court or administrative body.

            c. The Purchaser has made its own independent inspection and evaluation of the Property and has not relied on any statement or representations of the Seller except for those set forth herein.

11. Closing Date. Unless the parties specify a different time and date for the Closing to occur, the Closing shall take place on < > at 9:00 am at the office of the Escrow Holder or, if that day falls on a weekend or a holiday, on the next business day thereafter (the "Closing Date").

12. Deposits into Escrow. The parties shall deposit the following with the Escrow Holder prior to the Closing Date:

            a. The Seller shall deposit a grant deed conveying all right, title and interest in the Property to the Purchaser (the "Grant Deed") and an Affidavit of Non-Foreign Status, executed by the Seller.

            b. In addition to the Deposit described in Section 3, the Purchaser shall deposit the balance of the Purchase Price in immediately available funds, plus an additional amount equal to the Closing Costs as defined below.

13. Closing Costs. The Purchaser shall be responsible for the payment of recordation and filing fees, transfer taxes, fees and charges of the Escrow Holder and all premiums on the Title Insurance Policy (the "Closing Costs"). Each party shall be responsible for its own attorney's fees and expenses incurred in connection with the conveyance of the Property under this Agreement.

14. Procedure for Closing. On the Closing Date, on the condition that all of the deposits have been made and all of the other conditions to Closing have been satisfied, the Escrow Holder shall:

            a. Record the Grant Deed in the Official Records of Yolo County and, following the recordation of the Grant Deed, deliver the recorded
Grant Deed to the Purchaser;

            b.  Deliver the Affidavit of Non-Foreign Status to the Purchaser;

            c.  Issue the Title Insurance Policy to the Purchaser;

            d.  Pay the Closing Costs out of funds deposited by the Purchaser;

            e. After payment of the Closing Costs, pay all amounts owing under those monetary liens to which the Seller has objected pursuant to
Section 4 to the holders of such liens;

            f. After payment of the Closing Costs and liens as described above, pay the Purchase Price to the Seller (less the amount of the monetary liens paid under the previous paragraph) in accordance with the instructions given by the Seller to the Escrow Holder; and

            g. After payment of the Purchase Price to the Seller, pay all funds remaining in escrow, if any, to the Purchaser.

15. Notices. All notices under this Agreement shall be in writing and delivered personally, by nationally recognized overnight courier service (delivery charges paid by sender) or by first class mail, postage prepaid, to the following addresses:

If the Seller:                  If to the Purchaser:

________________________        R.H. Phillips, Inc.
________________________        26836 County Road 12A
________________________        Esparto, California 95627
Attention:______________        Attention: Chief Financial Officer

16. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding its conflicts of laws principles. This Agreement, together with the First Rights Agreement and all attachments and exhibits hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether oral or written, of the parties pertaining to thatsubject matter. This Agreement may not be amended except in the formof a writing signed by both parties to this Agreement. No right of eitherparty under this Agreement shall be waived unless that waiver is in awritten document signed by the party who has waived that right. No waiver of any right in any specific instance will be deemed a waiver ofthat right in any subsequent instance or any other right. This Agreementmay be executed in one or more counterparts, which together shall constitute one original.

17. Time of Essence. Time is of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[THE SELLER]                              R.H. PHILLIPS, INC.


By:______________________________         By:_____________________________

Title:___________________________         Title:__________________________


SAC0421.DOC

                                EXHIBIT C

When Recorded Mail to:

Frederick K. Koenen,
EVERS & ANDELIN, LLP
155 Montgomery Street,
Suite 1200
San Francisco, CA 94104
--------------------------------------------------------------------------
                                           Reserved for Recorder's Use



   MEMORANDUM OF RIGHT OF FIRST OFFER TO LEASE AND RIGHT OF FIRST
                  REFUSAL TO PURCHASE AGREEMENT


     This Memorandum is executed in connection and concurrently with a certain Right of First Offer to Lease and Right of First Refusal to Purchase Agreement and Termination of Option Agreement, effective September 30, 1997, (the "Agreement") between John Hancock
Mutual Life Insurance Company (the "Owner") and R.H. Phillips, Inc.
("R.H. Phillips") relating to certain real property located in the County of Yolo, State of California, a legal description of which is set forth in Exhibit A to this Memorandum (the "Property").

1. Right of First Refusal to Purchase. If the Owner receives a bona fide good faith offer from any person pursuant to which the Owner proposes to sell, assign or transfer all of a portion of the Property or any of the Owner's interest therein, which offer the Owner intends to accept, (the "Purchase Offer"), the Owner shall first offer to sell, assign or transfer the Property (or that portion thereof or interest therein specified in the Purchase Offer) to R.H. Phillips under the same terms and conditions as contained in the Purchase Offer. The right of R.H. Phillips to purchase the Property as described in this paragraph is hereafter referred to as the "Right of First Refusal."

2.Right of First Offer to Lease. If the Owner proposes to lease the Property or any portion thereof to any person ("Lease Offer"), the Owner shall offer to re-lease the Property (or that portion thereof which the Owner proposes to lease) to R.H. Phillips under the same terms and conditions as are contained in the Lease Offer. The right of R.H. Phillips to re-lease the Property as described in this paragraph is hereafter referred to as the "Right of First Offer."

3. Term. The Right of First Refusal will apply to all Purchase Offers made on or prior to December 31, 2012, regardless of whether the purchase of the Property takes place before, at or after that date. The Right of First Offer will apply to all Lease Offers made on or prior to December 31, 2015, regardless of whether a lease agreement for the Property pursuant to a Lease Offer is executed before, on or after that date.

4. Price, Manner of Exercise. The manner in which the Right of First Refusal or the Right of First Offer may be exercised and the other terms and conditions governing the Right of First Refusal and Right of First Offer are set forth in the Agreement. In the event there is any conflict between the terms of this memorandum and the Agreement, the provisions of the Agreement shall control.


Date: November ___, 1997            JOHN HANCOCK MUTUAL LIFE
                                    INSURANCE COMPANY


                                    By:  ________________________

                                    Title: ______________________

                           ACKNOWLEDGMENT



State of ______________   )
County of _____________   )
                          )







On _________________, 1997, before me,_____________________, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                   Signature: ________________________
                                                       (Seal)